UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2017

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE SOUTH OCEAN BOULEVARD, SUITE 301
BOCA RATON, FLORIDA 33432
 (Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ___
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ___

Item 8.01 OTHER EVENTS

The information contained in the Company's previously filed periodic reports is incorporated by reference herein and the defined terms set forth below have the same meaning as ascribed to them in the Company's previously filed reports. As previously disclosed in the Company's previously filed periodic reports, the Company has been involved in legal proceedings concerning the Company's equity investment in the 111 West 57th Property.

On July 25, 2017, the Company filed a complaint against Spruce and the Sponsors and requested injunctive relief halting the Strict Foreclosure from the New York State Supreme Court for New York County, (the "NY Court") Index No. 655031/2017, (the "111 West 57th Spruce Action"). The defendants in the 111 West 57th Spruce Action are 111 W57 Mezz Investor, LLC, Spruce Capital Partners LLC, 111 West 57th Sponsor LLC, Michael Z. Stern, and Kevin P. Maloney (collectively, "Defendants") and nominal defendants 111 West 57th Partners LLC and 111 West 57th Mezz 1 LLC.

On July 26, 2017, the NY Court issued a temporary restraining order barring Spruce from accepting the collateral, pending a preliminary injunction hearing scheduled for August 14, 2017. Spruce and the Sponsors subsequently filed papers in opposition to the request for a preliminary injunction and cross-motions to dismiss and quash subpoenas. On August 14, 2017, the NY Court postponed the hearing until August 28, 2017, keeping the temporary restraining order preventing a Strict Foreclosure in effect until the August 28, 2017, hearing. Subsequently the Company filed response briefs in support of their request for injunctive relief halting the Strict Foreclosure process and briefs in opposition to the motions to quash the subpoenas.

On August 28, 2017, the NY Court held a preliminary injunction hearing, lifted the temporary restraining order, denied Plaintiffs' request for a preliminary injunction, and granted Defendants' cross-motions. In order to prevent the Strict Foreclosure process from going forward, the Company immediately obtained an interim stay from the New York Supreme Court Appellate Division, First Judicial Department ("Appellate Division"). That stay remained in place until four (4) P.M. August 29, 2017, permitting the Company to obtain an appealable order, notice an appeal, and move for a longer-term stay or injunctive relief pending appeal. The Appellate Division held a hearing on August 29, 2017, to consider the Company's motion for an interim stay or injunctive relief pending appeal, both of which it denied, thus allowing the start of the Strict Foreclosure process. The Company will continue to challenge the validity of the actions that led to this purported transfer of title, including appeal.

On August 30, 2017, Spruce issued a Notice of Retention of Pledged Collateral in Full Satisfaction of Indebtedness. By accepting the pledged collateral, pursuant to a Strict Foreclosure process, Spruce claims to have completed the retention of the collateral pledged by the junior mezzanine borrower, and therefore, the Company's interest in the 111 West 57th Street Property.

Retention by Spruce of the pledged collateral therefore includes all of the Company's equity investment in the 111 West 57th Street project. That investment represents a substantial portion of the Company's assets and net equity value.

The Company's motion for a stay or injunctive relief pending appeal has not yet been resolved. 111 W57 Mezz Investor, LLC and Spruce Capital Partners LLC filed an opposition to that motion on September 15, 2017, and subsequently the Company filed its reply brief.

While the Company's management is evaluating future courses of action to recover the value of that equity investment, the recent adverse developments make it uncertain as to whether any such courses of action will be successful in recovering value for the Company. Any such efforts are likely to require sustained effort over a period of time, and require substantial additional financial resources. Inability to recover all or most of such value would in all likelihood have a material adverse effect on the Company's financial condition and future prospects.

After review of the recent developments, the Company's executive officers and its Board of Directors have concluded that it is in the Company's interest to rapidly obtain without delay a litigation funding commitment to finance litigation with respect to the ongoing disputes with the Sponsors and the lenders in the 111 West 57th Street Property project, and to seek to recover value for the Company with respect to its equity investment in 111 West 57th Street Property, whether by direct recovery or from asserting claims against the Sponsors, their principals and/or certain of the lenders (collectively, "Future Recovery Litigation").

The Company has therefore, negotiated and accepted an offer from Mr. Richard Bianco, its long-time chief executive officer, to provide a litigation fund of seven million dollars (along with additional amounts as may be necessary from time to time as agreed to by the Company and Mr. Bianco at such time), as agreed to by the Company and Mr. Bianco, to fund the Company's litigation expenses in connection with Future Recovery Litigation. The Company shall not be obligated to repay such advances except as described below.

In consideration of such financial commitment, the Company has agreed that any financial recovery in such Future Recovery Litigation shall be distributed as follows:

i.	first, to reimburse Mr. Bianco on a dollar-for-dollar basis for any Company litigation expenses and/or other unpaid amounts advanced by him in connection with Future Recovery Litigation; and
ii.
 thereafter, a percentage of the recovery to the Company and a percentage of the recovery to Mr. Bianco, respectively, (the "Recovery Sharing Ratio"); with the  ratio and percentages of 30% to 45% depending on the length of time to obtain recovery.

The agreement described above has been approved by the Company's Board of Directors, a copy of which is attached as exhibit 10.1 hereto.

For additional information with regard to, the Company's equity investment in the 111 West 57th Property, including, among other items, recent developments concerning the 111 West 57th Property, the status of legal proceedings regarding the 111 West 57th Property, information concerning the junior mezzanine lender prior declaration of an event of default and its proposal to take control of the collateral pledged by the junior mezzanine borrower and therefore, the Company's entire interest in the 111 West 57th Street Property, the Company's request for injunctive relief, and the NY Court's issuance of a temporary restraining order pending a preliminary injunction hearing, see Note 4 and Note 10 to the Company's consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as, Note 4, Note 9 and Note 11 to the Company's condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, and the Company's Current Reports on Form 8-K.

With respect to its disputes and litigation relating to its interest in the 111 West 57th Property, the Company is continuing to pursue various legal courses of action as well as considering other possible economic strategies, including the possible sale of the Company's interest in and/or rights with respect to the 111 West 57th Property. The Company is continuing to pursue other options to realize the Company's investment value and/or protect its legal rights.

The Company can give no assurances regarding the outcome of the matters described herein, including as to the effect of Spruce's actions described above, whether the Sponsors will perform their contractual commitments to the Company under the JV Agreement, as to what further action, if any, the lenders may take with respect to the project, as to the ultimate resolution of the ongoing litigation proceedings relating to the Company's investment interest in the 111 West 57th Property, or as to the ultimate effect of the Sponsors', the Company's or the lenders' actions on the project, or as to the completion or ultimate success of the project, or the value or ultimate realization of any portion of the Company's equity investment in the 111 West 57th Street Property.

Cautionary Statement for Forward-Looking Information

This Current Report or Form 8-K together with other statements and information publicly disseminated by the Company may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or make oral statements that constitute forward looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. The forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, anticipated market performance, anticipated litigation results or the timing of pending litigation, and similar matters. When used in this Annual Report, the words "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties.  The Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.  These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to those set forth in "Item 1A, Risk Factors" and elsewhere in this Annual Report and in the Company's other public filings with the Securities and Exchange Commission including, but not limited to: (i) transaction volume in the securities markets; (ii) the volatility of the securities markets; (iii) fluctuations in interest rates; (iv) risks inherent in the real estate business, including, but not limited to, insurance risks, tenant defaults, risks associated with real estate development activities, changes in occupancy rates or real estate values; (v) changes in regulatory requirements which could affect the cost of doing business; (vi) general economic conditions; (vii) risks with regard to whether or not the Company's current financial resources will be adequate to fund operations over the next twelve months from financial statement issuance date and/or continue operations; (viii) changes in the rate of inflation and the related impact on the securities markets; (ix) changes in federal and state tax laws; (x) assumptions regarding the outcome of legal and/or tax matters, based in whole or in part upon consultation with outside advisors, (xi) risks arising from unfavorable decisions in tax, legal and/or other proceedings, and (xii) risks with regard to the ability of the Company to continue as a going concern. These are not the only risks that we face. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position.

Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that the Company's expectations will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: September 26, 2017

EXHIBITS

10.1	Future Recovery Litigation Funding Agreement, September 2017, between Mr. Richard A. Bianco, the Company's Chairman President and Chief Executive Officer ("R. A. Bianco") and the Company.